UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2004

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3033 Science Park Drive|San Diego, California 92121-1199
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Item 5.                                   Other Events and Required FD Disclosures.

On July 8, 2004, Titan announced that the board of directors appointed its current independent director, Peter A. Cohen, as the new Lead Director.  In addition, Titan announced that it named Lawrence J. Delaney to the newly created position of Executive Vice President of Operations.

A copy of the press release is attached to this Current Report as an exhibit.

Item 7.                                   Financial Statements and Exhibits.

99.1	Press release issued July 8, 2004 regarding preliminary financial results.
99.2	Press release issued July 8, 2004 regarding appointment of lead director.

Item 12.                            Results of Operations and Financial Condition.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.  The information in this Current Report shall be incorporated by reference into the registrant’s Registration Statement on Form S-4, file number 333-106911.  Except for such Registration Statement on Form S-4, the information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 8, 2004, The Titan Corporation issued a press release announcing its preliminary unaudited financial results for the quarter ended June 30, 2004, noting that the Company’s quarterly close procedures have not been completed for that period.

During a conference call that was held on July 8, 2004 following the issuance of the press release attached as exhibit 99.1, Titan disclosed the following additional information about the preliminary unaudited financial results for the quarter ended June 30, 2004 and future prospects of the company.  These preliminary unaudited financial results are also subject to change.

As of June 30, 2004, Titan has submitted pending contract bids with a potential revenue value of approximately $2.9 billion, including the potential revenue value of options that could be exercised under these contracts.  Of these pending bids, seven relate to procurements with a potential revenue value of $100 million or more.

For the quarter ended June 30, 2004, Titan’s operating margin, before the merger and investigation charges disclosed in the press release, before the asset impairment charges disclosed in the press release and before losses on Titan’s national identification card system contract in Saudi Arabia, is estimated to be in the range of approximately 7.5 to 8 percent.  This operating margin is a non-GAAP financial measure and a reconciliation to the estimated operating margin of Titan as determined under GAAP is set forth below:

Reconciliation

	Range
	High	Low

Estimated GAAP Net loss from continuing operations	$(27,000)	$(38,000)
Estimated income tax benefit (added back)	(1,400)	(3,400)
Estimated interest expense (added back)	9,100	9,100
Estimated impairment of assets	20,000	25,000
Estimated merger, investigation and governmental investigations resolution	34,500	40,500
Estimated contract losses	5,000	5,000

Estimated operating profit before charges	$40,200	$38,200

Estimated operating margin at $510 million revenue	7.9%	7.5%

Estimated operating margin at $515 million revenue	7.8%	7.4%

Titan indicated that its estimated operating margin on its linguist contract since the inception of the contract is in the 7 to 7.5 percent range.

During the six months ended June 30, 2004, Titan’s total revenue for government procurements under General Services Administration, or GSA, contract vehicles or schedules was estimated to be in the range of approximately 20 to 30 percent of Titan’s total revenue.  Titan acknowledged that it has learned through press accounts and other sources that the GSA has decided not to exercise its options under the Military One Source contract that Titan was awarded through GSA’s Milennia Lite contracting vehicle in September 2003.  At the time of the award, Titan publicly announced that the contract, with one base year and four option years, had a potential revenue value, with options, of $229 million.  Titan disclosed during the conference call that it had approximately $70 million to $100 million in revenue under this contract in its internal revenue forecast for the next four years.  Titan has not been formally notified of the decision by the GSA not to exercise the first option and is not aware of any performance issues under the contract.

Titan’s estimated cash and cash equivalents as of June 30, 2004 is $15 million.

As of June 30, 2004, Titan had funded backlog of approximately $850 million in comparison to funded backlog of approximately $950 million as of March 31, 2004.  The change in funded backlog between the end of the first and second quarter was not attributable to any one contract.  Titan expects its total backlog at June 30, 2004 to be relatively the same as the funded backlog that it reported at March 31, 2004, which was $5.4 billion.

Cautionary Statement

As Titan indicated at the commencement of its conference call, statements made during the conference call, including those disclosed in this Current Report,  that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include, without limitation, the preliminary results of the quarter ended June 30, 2004 and our expectations regarding our future prospects, including the sustainability of our growth rates and our ability to bid, win and execute on large contracts.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risk that our actual financial results for the quarter ended June 30, 2004 will materially differ from the preliminary results reported in the press release attached as exhibit 99.1; risks associated with the company’s dependence on continued funding of U.S. Department of Defense and federal civilian agency programs; contract termination or nonrenewal risks; risks related to the uncertain outcome of existing or future government proceedings, investigations or inquiries arising out of the FCPA investigation; risks related to the uncertain outcome of pending class action and other litigation against us; and other risks described in Titan’s SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE TITAN CORPORATION

Dated: July 13, 2004	By:	/s/ Mark W. Sopp
Mark W. Sopp
Senior Vice President,|Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

99.1	Press Release issued by the Company on July 8, 2004.
99.2	Press release issued July 8, 2004 regarding appointment of lead director